Registration No. 33

             SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON D.C. 20549

                         FORM S-8
                  REGISTRATION STATEMENT
                           UNDER
                THE SECURITIES ACT OF 1933


                   Gryphon Holdings Inc.
(Exact name of issuer as specified in its charter)

Delaware                                13-3287060
(State or other jurisdiction of    (I.R.S. Employer
incorporation or organization)     Identification Number)


                      30 Wall Street
                    New York, New York
                        10005-2201
         (Address of principal executive offices)
                        (zip code)


                   Gryphon Holdings Inc.
       1995 Non-Employee Director Stock Option Plan
                 (Full title of the plans)



                     Robert M. Coffee
           Senior Vice President & General Counsel
                    Gryphon Holdings Inc.
                       30 Wall Street
                     New York, NY 10005
                       (212) 825-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)





CALCULATION OF REGISTRATION FEE





Title of                     Proposed   Proposed
securities     Amount        maximum    maximum    Amount of
to be          to be         offering   aggregate  registration
registered     registered(1) price per  offering   fee
                             share(2)   price(2)
_______________________________________________________________

Common Stock,    70,000       $14.50   $1,015,000 $350.00
$.01 par value
per share

Common Stock,    10,000        19.125     191,250   65.95
$.01 par value
per share

Common Stock,    20,000        14.13      282,600   97.45
$.01 par value
per share
                                                  _________
                         Total Registration Fee    $514.40

____________________________
(1)This registration statement (the "Registration Statement") covers the 100,000 shares authorized for issuance under the Gryphon Holdings Inc. 1995 NonEmployee Director Stock Option Plan (the "Plan"). Options have been granted with respect to 70,000 shares at $14.50 and 10,000 shares at $19.125. Options with respect to 20,000 shares remain available for future grant under the Plan.

(2)Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rule 457(c) & (h) under the Securities Act of 1933, as amended (the "Securities Act"), based on (i) the option price of outstanding options and (ii) the average of the high and low prices of the Company's Common Stock as quoted on the NASDAQ National Market on September 20, 1996 with respect to shares available for the future grant of options.

                               PART I
       INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT


                               PART II
                   INFORMATION REQUIRED IN THE
                       REGISTRATION STATEMENT

Item 3.        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents, filed with the Securities and Exchange Commission (the "Commission") by Gryphon Holdings Inc., a Delaware Corporation ("Company"), are incorporated herein by reference:
               (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");
               (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996, filed pursuant to the Exchange Act; and
               (c) The description of the Company's Common Stock, par value $.01 per share (the "Common Stock"), which is contained in the Company's registration statement on Form 8-A, File No. 05537, dated November
          9, 1993, pursuant to the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

          In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a posteffective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

Item 4.   DESCRIPTION OF SECURITIES

          Inapplicable

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

         Robert M. Coffee has been employed as Senior Vice
President, General Counsel and Secretary of the Company since
November 7, 1994.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

            A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. The indemnification so provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's bylaw, agreement, vote or otherwise.

             In accordance with Section 145 of the DGCL, Article Eleventh of the Company's Restated Certificate of Incorporation (the "Restated Certificate") provides that the Company shall indemnify each person who is or was a director, officer or employee of the Company (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust, or other enterprise, to the fullest extent permitted under subsections 145(a), (b), and (c) of the DGCL or any successor statute. As permitted by the Restated Certificate and the DGCL, the Company has entered into indemnification agreements (the "Indemnification Agreements") with each of its officers and directors that indemnify such persons to the fullest extent of the law and detail the procedures by which such individuals will be entitled to such indemnification. The indemnification provided by the Restated Certificate and the Indemnification Agreements is not exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under the By-Laws, any other agreement, vote of shareholders or disinterested directors or otherwise, both as to actions in such a person's individual capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and/or administrators of such a person. Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall be determined ultimately that such person is not entitled to be indemnified by the Company. The DGCL provides that a director, officer, employee or agent of a Delaware corporation may be indemnified as outlined above, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) for an unlawful payment of a dividend or an unlawful stock purchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of the director, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Inapplicable

Item 8.   EXHIBITS

Exhibit No.
3.1 The Company's Restated Certificate of Incorporation incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (Commission File No. 33-69336) (the "1993 Registration Statement") filed with the Commission on September 23, 1993.

3.2 The Company's By-Laws, as amended, incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report for the fiscal year ended December 31, 1995 on Form 10-K.

4.3 Specimen Common Stock certificate of the Company incorporated herein by reference to Exhibit 4.1 to Amendment No. 3 to the 1993 Registration Statement filed with the Commission on December 14, 1993.

5.1       Opinion of Robert M. Coffee, Senior Vice President
          & General Counsel to the Company, as to the legality of the shares being registered.
23.1      Consent of KPMG Peat Marwick LLP.

23.2      Consent of Ernst & Young LLP.

23.3      Consent of Robert M. Coffee (contained in Exhibit 5.1).

24.1      Powers of Attorney (see signature pages hereto).

28.1      Schedule P of the 1995 Annual Statement of the
          Company's wholly owned subsidiary, Associated International Insurance Company, incorporated herein by reference to Exhibit 28.1 of the Company's Annual Report for the fiscal year ended December 31, 1995 on Form 10-K.

28.2      Schedule P of the 1995 Annual Statement of the
          Company's wholly owned subsidiary, Calvert Insurance
          Company, incorporated herein by reference to Exhibit 28.2 of the Company's Annual Report for the fiscal year ended
          December 31, 1995 on Form 10-K.

Item 9.   UNDERTAKINGS

     1.   The Company hereby undertakes:
          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:
          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and
          (iii)to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       2. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

          Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the day of September 25,1996.

                              GRYPHON HOLDINGS INC.

                              By:  Stephen A. Crane
                                   (signature)
                              President & Chief Executive Officer

                           POWER OF ATTORNEY

          Each of the undersigned officers and directors of Gryphon Holdings Inc. hereby severally constitutes and appoints Stephen A. Crane and Robert P. Cuthbert, and each of them, as attorneys-infact for the undersigned, in any and all capacities, with full power of substitution, to sign any further amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneyinfact, or either of them, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Signature                Capacity               Date

Stephen A. Crane     President and Director   September 25, 1996
(signature)          (PrincipalExecutive Officer)

Robert P. Cuthbert   Chief Financial Officer  September 25, 1996
(signature)          and Chief Accounting Officer
                     (Principal Financial Officer)

John F. Iannucci     Executive Vice President September 25, 1996
(signature)          and Director

John H. Walton       Executive Vice President September 25, 1996
(signature)          and Director

__________________   Chairman of the Board    September   , 1996
Hadley C. Ford       and Director

Robert M. Baylis     Director                 September 25, 1996
(signature)

Franklin L. Damon    Director                 September 25, 1996
(signature)

Robert R. Douglass   Director                 September 25, 1996
(signature)

David H. Elliott     Director                 September 25, 1996
(signature)

Richard W. Hanselman Director                 September 25, 1996
(signature)

____________________ Director                 September   , 1996
Joe M. Rodgers

George L. Yeager     Director                 September 25, 1996
(signature)


                         INDEX TO EXHIBITS

Exhibit No.
5.1       Opinion of Robert M. Coffee, Senior Vice President &
          General Counsel to the Company, as to the legality of the shares being registered.

23.1      Consent of KPMG Peat Marwick LLP.

23.2      Consent of Ernst & Young LLP.

23.3      Consent of Robert M. Coffee (contained in Exhibit 5.1).

24.1      Powers of Attorney (see signature pages hereto).



                          EXHIBIT NO. 5.1



September 26, 1996

Gryphon Holdings Inc.
30 Wall Street
New York, NY 10005

Dear Sirs:

I am delivering this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") of Gryphon Holdings Inc. (the "Company") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an aggregate of 100,000 shares, par value $.01 per share, of common stock of the Company (the "Shares"). The Shares are to be offered pursuant to the terms of the Gryphon Holdings Inc. 1995 Non-Employee Director Stock Option Plan.

I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Shares, and have made such investigations of law, as I have deemed necessary and advisable.

Based upon the foregoing and having due regard for such legal questions as I have deemed relevant, I am of the opinion that:

1. The Company is duly incorporated and validly existing under the laws of the State of Delaware; and

2. The Shares have been duly authorized, validly issued, and constitute fully paid and nonassessable shares of common stock of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above, which, together with the documents incorporated by reference in the Registration
Statement, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

Very truly yours,


Robert M. Coffee
(signature)
Senior Vice President & General Counsel


                        EXHIBIT NO. 23.1


     CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the registration statement on Form S-8 of Gryphon Holdings Inc. of our report dated February 15, 1996, relating to the consolidated balance sheet of Gryphon Holdings Inc. and subsidiaries as of December 31, 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended, and all related schedules as of and for the year then ended, which report appears in the December 31, 1995 annual report on Form 10-K of Gryphon holdings inc.




                                   KPMG Peat Marwick LLP

New York, New York
September 23, 1996



                        EXHIBIT NO. 23.2



       CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS





We consent to the incorporation by reference in the Registration
Statement (Form S-8 No. 33-        ) pertaining to the 1995 Non-
Employee Director Stock Option Plan of Gryphon Holdings Inc. of our report dated February 21, 1995, with respect to the consolidated financial statements and schedules of Gryphon Holdings Inc. included in its Annual Report (Form 10K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                   Ernst & Young LLP
New York, New York
September 23, 1996


 EXHIBIT 23.3


SEE EXHIBIT 5.1